
                                                                              PERCENT OF         STATE OF
            PARENT                       SUBSIDIARY OR ORGANIZATION            OWNERSHIP       INCORPORATION
-------------------------------------------------------------------------------------------------------------

Perry County Financial Corporation      Perry County Savings Bank, FSB           100%             Federal
